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                                                                   EXHIBIT 10(3)


                       AGREEMENT OF UNCONDITIONAL GUARANTY

         This Agreement is made this day between Winners Entertainment, Inc., ("Guarantor"), and Bridge Capital, LLC, ("Lender").

         WHEREAS, Lender has this date entered into a Note Agreement with the Mountaineer Park, Inc., ("Debtor"), and,

         NOW THEREFORE IT IS AGREED AS FOLLOWS:

         Section 1. Consideration. The consideration for this continuing and unconditional guaranty is Lender's agreement to loan $250,000.00 to Debtor. The consideration includes any extension of time for the payment of the indebtedness of Debtor to Lender pursuant to the Note executed this date. For the consideration described in the preceding sentences and for other good and valuable consideration, Guarantor does hereby unconditionally guarantee to Lender, its successors and assigns, payment, on demand, in lawful money of the United States of America, of any and all indebtedness of Debtor to Lender. Guarantor agrees that upon any default of Debtor in payment of Debtor's indebtedness to Lender or any part thereof, Guarantor will pay to Lender, upon demand, the entire amount of the indebtedness of Debtor to the full extent of this Guaranty without any obligation on the part of Lender to endeavor to collect such indebtedness from or any proceed against Debtor or any surety, indorser, or other guarantor, or to liquidate any collateral then held by Lender securing payment of such indebtedness. The principal amount of this Guaranty is the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), which is a sum of money that Debtor is required to pay to Lender in addition to other sums that Debtor is required to pay pursuant to the Note executed this date and which has been previously described in the Section.

         Section 1.2. As additional consideration for the loan by the Lender to the Debtor, Guarantor does hereby grant to the Lender a Warrant to purchase 25,000 shares of common stock of Winners Entertainment, Inc., and Guarantor does further grant to Brownstone Holdings, LLC a warrant to purchase 25,000 shares of common stock of Winners Entertainment, Inc., in accordance with the terms and conditions of the Warrants attached as Exhibit "A" and "B". Said Warrants shall be issued and delivered to Lender by the Guarantor within ten (10) days after the receipt of the proceeds of the Loan by Debtor.

         Section 2.   Maximum Liability and Indebtedness.

         2.1. Maximum Liability. The liability of Guarantor under this Guaranty shall not exceed the Principal Amount set forth in Section 1 of this Agreement, plus interest, and any costs, including attorney fees, that may be incurred in enforcing the payment of the indebtedness of Debtor or with the collection or sale of any collateral secured by the agreements above described and which are for securing payment of such Indebtedness, whether or not suit or action is instituted.

         2.2. "Indebtedness" Defined. The word "indebtedness" is used herein in its most comprehensive sense and means any and all indebtedness of every kind or nature, for which Debtor is obligated to Lender pursuant to the Note executed this date described above.

         Section 3. Obligations of and Payments by Debtor. The Principal Amount of this Guaranty shall not operate as a restriction upon the amount of the Indebtedness of Debtor to Lender either in the aggregate or at any one time. Lender shall have and is hereby given the right

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and privilege to apply all sums of money or property which it may receive from
Debtor, by setoff, or for Debtor's benefit, to the reduction or payment of any Indebtedness of Debtor in excess of the amount covered by this Guaranty, before any such amounts need be applied to the reduction of the liability of Guarantor created by virtue of this Guaranty.

         Section 4. Lender's Rights in Dealing with Debtor. Guarantor consents to any and all interest rate changes, finance charge changes, and modifications of terms and extensions of time for the payment of Debtor's Indebtedness to Lender, or any part thereof, or any renewals or modifications of instruments evidencing the indebtedness or relating to collateral or security for the Indebtedness. Guarantor authorizes Lender, without notice or demand and without affecting his liability hereunder, from time to time to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof. Lender may release any collateral given to Lender by Debtor, with or without substitution of new collateral, and Lender may release, agree not to sue, or choose not to proceed against the Debtor's sureties, indorsers or other guarantors without affecting the liability of Guarantor herein. Guarantor further waives: (a) presentment and demand for payment of any Indebtedness of Debtor; (b) protest and notice of dishonor or default with respect to any Indebtedness of Debtor; (c) all other notices to which Guarantor might otherwise be entitled; and, (d) any demand for payment under this Guaranty.

         Section 5. Waiver of Acceptance of or Reliance of Guaranty. Lender would not have loaned the money to Debtor without this Guaranty and has relied upon this Guaranty. This Guaranty shall take affect when signed by Lender and Guarantor hereby waives any requirement of acceptance or reliance by Lender.

         Section 6. Lender's Rights in Dealing with Collateral of Debtor. On the nonpayment of the Indebtedness or any part thereof, or on the default of Debtor in any other particular, Lender may, at its option and without any manner affecting the liability of Guarantor herein, do any of the following: (a) choose not to endeavor to realize upon or liquidate any collateral then held by Seller;
(b) sell at public or private sale, at such time and place for such price by such method or manner and upon such terms as it may deem reasonable, any collateral now or hereafter held by it; (c) negotiate and compromise with Debtor, or any person, firm or corporation liable upon any collateral now or hereafter held by it; and (d) foreclose by judicial sale, or non-judicial sale, as may be permitted under state law, or enforce by all available remedies, including forfeiture, the Debtor's interest in any subject real property as may be permitted under state law as allowed to the Lender of a real estate contract, beneficiary of a trust deed or mortgage.

         Section 7. Effect of Certain Events. Without limiting the generality of any other provisions hereof, this Guaranty shall remain in full force and effect and shall not be in any way affected by nor shall Guarantor be exonerated or his liabilities and obligations discharged in whole or in part by any of the following events: (a) any merger, acquisition, consolidation or change in structure of Debtor or any sale, lease, transfer or other disposition of or all of the assets or capital stock of Debtor; (b) any claim, defense, counterclaim or setoff which Debtor may have or assert; or (c) any action by Lender which impairs collateral or limits any rights of Guarantor to seek subrogation, reimbursement, contribution or indemnity against, or recourse to, Debtor or any other person with respect to payments made by Guarantor pursuant to this guaranty, including but not limited to any failure by Lender to perfect a security interest in any collateral or relating to Lender's custody and preservation of collateral.

         Section 8. Guarantor's Familiarity with Debtor. Guarantor hereby acknowledges that he is making this Guaranty at Debtor's request based solely on its familiarity with an independent investigation of Debtor's financial condition, affairs and circumstances and not in reliance upon any investigation or knowledge of Lender. Guarantor represents that it is fully aware of such conditions, affairs and circumstances and acknowledges that as between itself and Lender, it

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will have full responsibility to inform itself as to any changes in such condition, affairs and circumstances. Guarantor hereby waives any duty on the part of Lender, and acknowledges that it is not relying upon and is not expecting Lender, to disclose to it any fact now or hereafter known by Lender relating to such condition, affairs or circumstances.

         Section 9. Enforceability of Guaranty Not Conditional. The enforceability of this Guaranty is not conditioned upon any other person or entity also guarantying the payment of Debtor's Indebtedness to Lender or upon any other act to be performed by Lender or any other person or entity as a condition to the full enforceability of this Guaranty.

         Section 10. Duration of Guaranty. This Guaranty shall be an open and continuous one and shall continue in full force and effect until terminated by written notice of such termination delivered by Lender to Guarantor personally or by certified mail or until payment in full of the Indebtedness. In the event of such termination, this Guaranty shall continue to remain in full force and effect with respect to the amount of indebtedness covered by this Guaranty outstanding and owing from Debtor to Lender at the time such notice is received by Lender, including all renewals, extensions and refinancing of such amounts.

         Section 11. Requirement of Writing. Guarantor understands and agrees that this Guaranty cannot be waived, abandoned, terminated, released, or modified in any way by Lender except in writing signed by an authorized agent of Lender. Guarantor further understands and agrees that it cannot rely in any respect upon any oral statements or representations relating to this Guaranty and hereby warrants that it has not so relied.

         Section 12. Waiver. Any waiver of a provision of this Guaranty must be in writing signed by the party waiving its rights and shall apply only in the specific instance and for the specific purpose given. The giving of a waiver in one instance or for one purpose shall not create any implied obligation to give a waiver in another instance or for another purpose.

         Section 13. Not Affected by Bankruptcy Code. Guarantor agrees that this Guaranty shall remain in full force and effect notwithstanding any action by or against Lender or concerning any collateral which is secured to Lender in connection with the indebtedness of Debtor in any proceeding in the United States Bankruptcy Court including, but not limited to: (a) matters relating to valuation of collateral; (b) election or imposition of secured or unsecured claim status upon claims by Lender; or (c) confirmation of any reorganization plan or other payment plan pursuant to any Chapter of the Bankruptcy Code. In the event any payment received under this obligation and paid by any person or entity including Guarantor shall be deemed by final order of a court to have been a voidable preference under the bankruptcy laws of the United States, or a court otherwise declares that Seller is not entitled to retain any such payment for any reason, the obligation of Guarantor shall remain as an obligation due hereunder and shall not be considered as having been extinguished by said payment or payments notwithstanding any purported cancellation of this Guaranty by Lender or return of this Guaranty by Lender to Guarantor.

         Section 14. Guarantor's Direct Benefit. Guarantor hereby represents and warrants that it is in the Guarantor's direct interest to assist the Debtor because of the undersigned's interests in and relationships with the Debtor.

         Section 15. Applicable Law. The laws of the State of West Virginia shall govern the validity, construction, performance and effect of this Agreement of Unconditional Guaranty. Hancock County, West Virginia shall be the exclusive venue for any action brought by the parties in any way related to this Agreement of Unconditional Guaranty.

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         Section 16. Notice Clause. A copy of any notice of under this Agreement shall be served by certified mail, return receipt requested, directed to Guarantor at the address stated below or such other address given to Lender in writing by the Guarantor, subsequent to the execution and delivery of this Agreement. Any other notice shall be effective upon the deposit of such notice, in writing, by the regular United States mail, postage prepaid, address to the party or parties who receive such notice.

         Winners Entertainment, Inc.
         1461 Glenneyre Street, Suite F
         Laguna Beach, CA  92651

         Bridge Capital, LLC
         3015 East Sunset Road
         Las Vegas, Nevada  89120

         The undersigned Guarantor has read this Guaranty and understands that this Guaranty is effective until terminated in the manner set forth in above. The undersigned Guarantor acknowledges that Guarantor has not relied on any oral or written representations by Lender in entering into this Agreement and that Guarantor has freely, without coercion or duress, entered into this Agreement.


GUARANTOR:

WINNERS ENTERTAINMENT, INC.

By: SS:/ EDSON R. ARNEAULT

         Edson R. Arneault,
         President



DEBTOR:

MOUNTAINEER PARK, INC.

By: SS:/EDSON R. ARNEAULT

         Edson R. Arneault,
         President


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